Exhibit 10.3

BEA SYSTEMS, INC.

1997 STOCK INCENTIVE PLAN

(amended and restated as of May 13, 1998)

1. Purposes of the Plan. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants of the Company and its Parents and Subsidiaries and to promote the success of the Company’s business.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c) “Applicable Laws” means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

(d) “Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Performance Unit, Performance Share, or other right or benefit under the Plan.

(e) “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(f) “Board” means the Board of Directors of the Company.

(g) “Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

(i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

(ii) a change in the composition of the Board over a period of thirty-six

(36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

(h) “Code” means the Internal Revenue Code of 1986, as amended.

(i) “Committee” means any committee appointed by the Board to administer the Plan.

(j) “Common Stock” means the common stock of the Company.

(k) “Company” means BEA Systems, Inc., a Delaware corporation.

(l) “Consultant” means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services as an independent contractor and is compensated for such services.

(m) “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(n) “Continuous Status as an Employee, Director or Consultant” means that the provision of services to the Company, a Parent or Subsidiary in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Status as an Employee, Director or Consultant shall not be considered interrupted in the case of (i) any approved leave of absence or (ii) transfers between locations of the Company or among the Company, its Parent, any Subsidiary, or any successor in any capacity of Employee, Director or Consultant. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

(o) “Corporate Transaction” means any of the following stockholder-approved transactions to which the Company is a party:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company’s subsidiary corporations) in connection with the complete liquidation or dissolution of the Company; or

(iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

(p) “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

(q) “Director” means a member of the Board.

(r) “Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

(s) “Employee” means any person, including an Officer or Director, who is an employee of the Company or any Parent or Subsidiary of the Company for purposes of Section 422 of the Code. The payment of a director’s fee by the Company shall not be sufficient to constitute “employment” by the Company.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) Where there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing price for a Share for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the Nasdaq National Market, whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(ii) In the absence of an established market of the type described in (i), above, for the Common Stock, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(v) “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(w) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(x) “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(y) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(z) “Option” means a stock option granted pursuant to the Plan.

(aa) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(bb) “Performance - Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(cc) “Performance Shares” means Shares or an award denominated in Shares which may be earned in whole or in part upon attainment of performance criteria established by the Administrator.

(dd) “Performance Units” means an award which may be earned in whole or in part upon attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(ee) “Plan” means this 1997 Stock Incentive Plan.

(ff) “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(gg) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(hh) “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

(ii) “Share” means a share of the Common Stock.

(jj) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(kk) “Subsidiary Disposition” means the disposition by the Company of its equity holdings in any subsidiary corporation effected by a merger or consolidation involving that subsidiary corporation, the sale of all or substantially all of the assets of that subsidiary corporation or the Company’s sale or distribution of substantially all of the outstanding capital stock of such subsidiary corporation.

3. Stock Subject to the Plan.

(a) Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to Awards shall be seven million three hundred sixty nine thousand six hundred fifty eight (7,369,658) Shares, and annually, commencing with the first business day of each fiscal year of the Company beginning with February 1, 1999 and thereafter, such maximum aggregate number of Shares shall be increased by a number of Shares equal to the lesser of (i) three million five hundred thousand (3,500,000) Shares or (ii) three and 50/100 percent (3.5%) of the number of Shares outstanding as of the last day of the immediately preceding fiscal year of the Company. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

(b) If an Award expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Award exchange program, or if any unissued Shares are retained by the Company upon exercise of an Award in order to satisfy the exercise price for such Award or any withholding taxes due with respect to such Award, such unissued or retained Shares shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

4. Administration of the Plan.

(a) Plan Administrator.

(i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

(iii) Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

(iv) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii) to determine whether and to what extent Awards are granted hereunder;

(iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreement for use under the Plan;

(v) to determine the terms and conditions of any Award granted hereunder;

(vi) to amend the terms of any outstanding Award granted under the Plan, including a reduction in the exercise price (or base amount on which appreciation is measured) of any Award to reflect a reduction in the Fair Market Value of the Common Stock since the grant date of the Award, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent;

(vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

(ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

(c) Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be conclusive and binding on all persons.

5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

6. Terms and Conditions of Awards.

(a) Type of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) an Option, a SAR or similar right with an exercise or conversion privilege at a fixed or variable price related to the Common Stock and/or the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Common Stock. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Dividend Equivalent Rights, Performance Units or Performance Shares, and an Award may consist of one such security or benefit, or two or more of them in any combination or alternative.

(b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is granted.

(c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total stockholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

(d) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts or Shares so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(e) Award Exchange Programs. The Administrator may establish one or more programs under the Plan to permit selected Grantees to exchange an Award under the Plan for one or more other types of Awards under the Plan on such terms and conditions as established by the Administrator from time to time.

(f) Early Exercise. The Award may, but need not, include a provision whereby the Grantee may elect at any time while an Employee Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or to any other restriction the Administrator determines to be appropriate.

(g) Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

(h) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee; provided, however, that Grantee may designate a beneficiary of the Grantee’s Incentive Stock Option in the event of the Grantee’s death on a beneficiary designation form approved by the Administrator. Other Awards shall be transferable to the extent provided in the Award Agreement.

(i) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

(j) Individual Option and SAR Limit. The maximum number of Shares with respect to which Options and SARs may be granted to any Employee in any fiscal year of the Company shall be one million (1,000,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation with respect to an Employee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Employee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

7. Award Exercise or Purchase Price, Consideration, Taxes and Reload Options.

(a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

(i) In the case of an Incentive Stock Option:

(A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii) In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iii) In the case of other Awards, such price as is determined by the Administrator.

(b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

(i) cash;

(ii) check;

(iii) delivery of Grantee’s promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate;

(iv) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

(v) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Award and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

(vi) any combination of the foregoing methods of payment.

(c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award, the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

(d) Reload Options. In the event the exercise price or tax withholding of an Option is satisfied by the Company or the Grantee’s employer withholding Shares otherwise deliverable to the Grantee, the Administrator may issue the Grantee an additional Option, with terms identical to the Award Agreement under which the Option was exercised, but at an exercise price as determined by the Administrator in accordance with the Plan.

8. Exercise of Award.

(a) Procedure for Exercise; Rights as a Stockholder.

(i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been received by the Company. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 10, below.

(b) Exercise of Award Following Termination of Employment, Director or Consulting Relationship.

(i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Status as an Employee, Director or Consultant only to the extent provided in the Award Agreement.

(ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Status as an Employee, Director or Consultant for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Status as an Employee, Director or Consultant shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

(c) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Award previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Grantee at the time that such offer is made.

9. Conditions Upon Issuance of Shares.

(a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, the maximum number of Shares with respect to which Options and SARs may be granted to any Employee in any fiscal year of the Company, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan (including the fixed Share limit on the annual increase in the number of Shares available for issuance under the Plan), as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other similar event resulting in an increase or decrease in the number of issued shares of Common Stock. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11. Corporate Transactions/Changes in Control/Subsidiary Dispositions. Except as may be provided in an Award Agreement:

(a) Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate unless assumed by the successor company or its Parent. For the purposes of this subsection, the Award shall be considered assumed if, following the Corporate Transaction, the Award confers, for each Share subject to the Award immediately prior to the Corporate Transaction, (i) the consideration (whether stock, cash, or other securities or property) received in the Corporate Transaction by holders of Common Stock for each Share subject to the Award held on the effective date of the Corporate Transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares), or (ii) the right to purchase such consideration in the case of an Option or similar Award; provided, however, that if such consideration received in the Corporate Transaction was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise or exchange of the Award for each Share subject to the Award to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Corporate Transaction.

(b) In the event of a Change in Control (other than a Change in Control which also is a Corporate Transaction), each Award which is at the time outstanding under the Plan shall remain exercisable until the expiration or sooner termination of the applicable Award term.

(c) In the event of a Subsidiary Disposition, each Award with respect to those Grantees who are at the time engaged primarily in Continuous Status as an Employee or Consultant with the subsidiary corporation involved in such Subsidiary Disposition which is at the time outstanding under the Plan shall remain so exercisable until the expiration or sooner termination of the Award term.

12. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated.

13. Amendment, Suspension or Termination of the Plan.

(a) The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) Any amendment, suspension or termination of the Plan shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

14. Reservation of Shares.

(a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15. No Effect on Terms of Employment. The Plan shall not confer upon any Grantee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate his or her employment or consulting relationship at any time, with or without cause.

16. Stockholder Approval. The Plan became effective when adopted by the Board on March 19, 1997, and was approved by the Company’s stockholders on March 31, 1997. On May 13, 1998, the Board adopted and approved an amendment and restatement of the Plan (a) to include Incentive Stock Options within the class of Awards subject to the formula for determining the maximum aggregate number of Shares that may be issued pursuant to Awards under the Plan, (b) to place a cap on the annual increase in such maximum aggregate number of Shares determined under the formula, (c) to permit the grant of Incentive Stock Options with respect to the two million two hundred sixty nine thousand six hundred fifty eight (2,269,658) Shares that became available for issuance under the Plan pursuant to the formula on January 2, 1998 and (d) to adopt a limit on the maximum number of Shares with respect to which Options and SARs may be granted to any Employee in any fiscal year of the Company and certain other administrative provisions to comply with the performance-based compensation exception to the deduction limit of Section 162(m) of the Code (collectively, the “Amendments”), such Amendments conditioned upon and not to take effect until stockholder approval of the Amendments is obtained.

BEA SYSTEMS, INC. 1997 STOCK INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK PURCHASE AWARD

Grantee’s Name and Address:

You (the “Grantee”) have been granted the right to purchase shares of Common Stock of the Company, subject to the terms and conditions of this Notice of Restricted Stock Purchase Award (the “Notice”), the BEA Systems, Inc. 1997 Stock Incentive Plan, as amended from time to time (the “Plan”) and the Restricted Stock Purchase Award Agreement (the “Agreement”) attached hereto, as follows. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.

Award Number

Date of Award

Vesting Commencement Date

Purchase Price per Share                                                          $0.01

Total Number of Shares of Common Stock Awarded

Total Purchase Price

Vesting Schedule:

Subject to the Grantee’s Continuous Service and other limitations set forth in this Notice, the Agreement and the Plan, the Shares will “vest” in accordance with the following schedule:

100% of the Total Number of Shares of Common Stock Awarded shall vest twelve (12) months after the Vesting Commencement Date.

During any authorized leave of absence, the vesting of the Shares shall be suspended after the leave of absence exceeds a period of ninety (90) days. Vesting of the Shares shall resume upon the Grantee’s termination of the leave of absence and return to Continuous Service. The Vesting Schedule of the Shares shall be extended to the length of the suspension.

In the event of the Grantee’s change in status from Employee or Director to Consultant, the vesting of the Shares shall continue only to the extent determined by the Administrator as of such change in status consistent with any minimum vesting requirements set forth in the Plan.

Vesting shall cease upon the date of termination of the Grantee’s Continuous Service for any reason, including death or Disability. For purposes of this Notice and the Agreement, the term “vest” shall mean, with respect to any Shares, that such Shares are no longer subject to repurchase at the Purchase Price per Share; provided, however, that such Shares shall remain subject to other restrictions on transfer set forth in the Agreement or the Plan. Shares that have not vested are deemed “Restricted Shares.” If the Grantee would become vested in a fraction of a Restricted Share, such Restricted Share shall not vest until the Grantee becomes vested in the entire Share. Notwithstanding the foregoing, the Shares subject to this Notice will be subject to the provisions of the Agreement and Section 11 of the Plan relating to the release of repurchase and forfeiture provisions in the event of a Corporate Transaction or Change of Control.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Award is to be governed by the terms and conditions of this Notice, the Plan, and the Agreement.

BEA Systems, Inc., a Delaware corporation

By:

Title:

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE SHARES SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE’S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OR ACQUIRING SHARES HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE AGREEMENT, NOR IN THE PLAN, SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO CONTINUATION OF THE GRANTEE’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE GRANTEE’S CONTINUOUS SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE GRANTEE’S STATUS IS AT WILL.

The Grantee acknowledges receipt of a copy of the Plan and the Agreement and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Agreement and the Plan. The Grantee hereby agrees that all disputes arising out of or relating to this Notice, the Plan and the Agreement shall be resolved in accordance with Section __ of the Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated:	Signed:

Award Number: 029469

BEA SYSTEMS, INC. 1997 STOCK INCENTIVE PLAN

RESTRICTED STOCK PURCHASE AWARD AGREEMENT

1. Purchase of Shares. BEA Systems, Inc., a Delaware corporation (the “Company”), hereby issues and sells to the Grantee (the “Grantee”) named in the Notice of Restricted Stock Purchase Award (the “Notice”), the Total Number of Shares of Common Stock Awarded set forth in the Notice (the “Shares”) for a Purchase Price per Share set forth in the Notice (the “Total Purchase Price”), subject to the Notice, this Restricted Stock Purchase Award Agreement (the “Agreement”) and the terms and provisions of the Company’s 1997 Stock Incentive Plan, as amended from time to time (the “Plan”), which is incorporated herein by reference. Payment for the Shares in the amount of the Total Purchase Price set forth in the Notice shall be made to the Company upon execution of the Notice. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement. All Shares sold hereunder will be deemed issued to the Grantee as fully paid and nonassessable shares, and the Grantee will have the right to vote the Shares at meetings of the Company’s shareholders. The Company shall pay any applicable stock transfer taxes imposed upon the issuance of the Shares to the Grantee hereunder.

2. Method of Payment. Payment of the Total Purchase Price shall be by any of the following, or a combination thereof, at the election of the Grantee; provided, however, that such payment method does not then violate an Applicable Law and, provided further, that the portion of the Total Purchase Price equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

(a) cash; or

(b) check.

3. Transfer Restrictions. The Shares sold to the Grantee hereunder may not be sold, transferred by gift, pledged, hypothecated, or otherwise transferred or disposed of by the Grantee prior to the date when the Shares become vested pursuant to the Vesting Schedule set forth in the Notice. Any attempt to transfer Restricted Shares in violation of this Section 3 will be null and void and will be disregarded.

4. Escrow of Stock. For purposes of facilitating the enforcement of the provisions of this Agreement, the Grantee agrees, immediately upon receipt of the certificate(s) for the Restricted Shares, to deliver such certificate(s), together with an Assignment Separate from Certificate in the form attached hereto as Exhibit A, executed in blank by the Grantee and the Grantee’s spouse (if required for transfer) with respect to each such stock certificate, to the Secretary or Assistant Secretary of the Company, or their designee, to hold in escrow for so long as such Restricted Shares have not vested pursuant to the Vesting Schedule set forth in the Notice, with the authority to take all such actions and to effectuate all such transfers and/or releases as may be necessary or appropriate to accomplish the objectives of this Agreement in accordance with the terms hereof. The Grantee hereby acknowledges that the appointment of the Secretary or Assistant Secretary of the Company (or their designee) as the escrow holder hereunder with the stated authorities is a material inducement to the Company to make this Agreement and that such appointment is coupled with an interest and is accordingly irrevocable. The Grantee agrees that such escrow holder shall not be liable to any party hereto (or to any other party) for any actions or omissions unless such escrow holder is grossly negligent relative thereto. The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time. Upon the vesting of all Restricted Shares, the escrow holder will, without further order or instruction, transmit to the Grantee the certificate evidencing such Shares, subject, however, to satisfaction of any withholding obligations provided in Section 6 below.

5. Distributions. Except as set forth in Section 9(e), the Company shall disburse to the Grantee all regular cash dividends with respect to the Shares and Additional Securities (whether vested or not), less any applicable withholding obligations.

6. Withholding of Taxes. The Grantee shall, as Restricted Shares shall vest or at the time withholding is otherwise required by any Applicable Law, pay the Company the amount necessary to satisfy any applicable foreign, federal, state, and local income and employment tax withholding obligations.

7. Additional Securities. Any securities or cash received (other than a regular cash dividend) as the result of ownership of the Restricted Shares (the “Additional Securities”), including, but not by way of limitation, warrants, options and securities received as a stock dividend or stock split, or as a result of a recapitalization or reorganization or other similar change in the Company’s capital structure, shall be retained in escrow in the same manner and subject to the same conditions and restrictions as the Restricted Shares with respect to which they were issued, including, without limitation, the Vesting Schedule set forth in the Notice. The Grantee shall be entitled to direct the Company to exercise any warrant or option received as Additional Securities upon supplying the funds necessary to do so, in which event the securities so purchased shall constitute Additional Securities, but the Grantee may not direct the Company to sell any such warrant or option. If Additional Securities consist of a convertible security, the Grantee may exercise any conversion right, and any securities so acquired shall constitute Additional Securities. Appropriate adjustments to reflect the distribution of Additional Securities shall be made to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such transaction upon the Company’s capital structure. In the event of any change in certificates evidencing the Shares or the Additional Securities by reason of any recapitalization, reorganization or other transaction that results in the creation of Additional Securities, the escrow holder is authorized to deliver to the issuer the certificates evidencing the Shares or the Additional Securities in exchange for the certificates of the replacement securities.

8. Company’s Repurchase Right.

(a) Grant of Repurchase Right. The Company is hereby granted the right (the “Repurchase Right”), exercisable at any time during the ninety (90) day period (the “Share Repurchase Period”) following the date the Grantee’s Continuous Service terminates for any reason, with or without cause (including death or disability) (the “Termination Date”) to repurchase all or any portion of the Shares that are deemed Restricted Shares.

(b) Exercise of the Repurchase Right. The Repurchase Right shall be exercisable by written notice delivered to the Grantee prior to the expiration of the Share Repurchase Period. The notice shall indicate the number of Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not later than the last day of the Share Repurchase Period. On the date on which the repurchase is to be effected, the Company and/or its assigns shall pay to the Grantee in cash or cash equivalents (including the cancellation of any purchase-money indebtedness) the Purchase Price per Share previously paid by the Grantee to the Company for such Shares. Upon such payment to the Grantee or into escrow for the benefit of the Grantee, the Company and/or its assigns shall become the legal and beneficial owner of the Shares being repurchased and all rights and interest thereon or related thereto, and the Company shall have the right to transfer to its own name or its assigns the number of Shares being repurchased, without further action by the Grantee.

(c) Assignment. Whenever the Company shall have the right to purchase Shares under this Repurchase Right, the Company may designate and assign one or more employees, officers, directors or shareholders of the Company or other persons or organizations, to exercise all or a part of the Company’s Repurchase Right.

(d) Termination of the Repurchase Right. The Repurchase Right shall terminate with respect to any Shares for which it is not timely exercised.

(e) Corporate Transaction. In the event of a Corporate Transaction, this Agreement shall be subject to accelerated vesting provisions and related provisions of section 5(4) of the Employment Agreement entered into by Charles L. Ill, III and the Company dated January 6, 2003.

9. Stop-Transfer Notices. In order to ensure compliance with the restrictions on transfer set forth in this Agreement, the Notice or the Plan, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

10. Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

11. Restrictive Legends. The Grantee understands and agrees that the Company shall cause the legend set forth below or a legend substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, A REPURCHASE RIGHT HELD BY THE ISSUER OR ITS

ASSIGNEE(S) AS SET FORTH IN THE RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER SUCH TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

12. Entire Agreement: Governing Law. The Notice, the Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. These agreements are to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Should any provision of the Notice or this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

13. Headings. The captions used in this Agreement are inserted for convenience and shall not be deemed a part of this Agreement for construction or interpretation.

14. Dispute Resolution. The provisions of this Section 17 shall be the exclusive means of resolving disputes arising out of or relating to the Notice, the Plan and this Agreement. The Company, the Grantee, and the Grantee’s assignees (the “parties”) shall attempt in good faith to resolve any disputes arising out of or relating to the Notice, the Plan and this Agreement by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation, the parties agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Agreement shall be brought in the United States District Court for the Northern District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of Santa Clara) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 17 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

15. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

EXHIBIT A

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

[Please sign this document but do not date it. The date and information of the transferee will be completed if and when the shares are assigned.]

FOR VALUE RECEIVED,                                          hereby sells, assigns and transfers unto                                     ,                                  (            ) shares of the Common Stock of BEA Systems, Inc., a Delaware corporation (the “Company”), standing in his name on the books of, the Company represented by Certificate No.      herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company attorney to transfer the said stock in the books of the Company with full power of substitution.

DATED:

BEA Systems, Inc.

Stock Plan Administration

2315 North First Street

San Jose, CA 95131

Phone: 408-570-8600

FAX: 408-570-8970

Email: stock-admin@bea.com

Dear «FIRST_NAME»,

Congratulations on your Restricted Stock Unit Award!

Below is your Notice of Award and Agreement. The 1997 Stock Incentive Plan is our current plan and may be located at http://myhr.beasys.com:7501/hr/stock/forms/plan97.pdf

Please take the following actions:

•	Scroll down to view the Documents. NOTE: A “Frequently Asked Questions” appears at the end.

•	Print, sign and fax or mail one copy of the Notice of Grant of Stock Options to 408-570-8970. It is not necessary to overnight or express mail your agreements to us.

•	Save this email or print a copy of your grant notice and keep for your file.

•	Read through the Stock Administration internal website at: http://myhr.beasys.com:7501/hr/stock/index.jsp for more information on stock options. Be sure to read the “1997 ISO Prospectus” and the “1997 Stock Incentive Plan” documents from the web site.

•	Note: The name and address on your Notice of Stock Option Grant and Agreement will be used on future brokerage accounts. Changes to name and addresses should be updated by using PeopleSoft Self Service. Stock Administration will be updated accordingly.

•	Brokerage account: BEA has 3 captive brokers to choose from, however, all employees are initially set up to use ETrade/Optionslink. This allows employees a place to view their new hire and any subsequent stock option grants. If you have not already, you will receive an email from Etrade with your user log in and password. If you would like to choose one of the alternative captive brokers you may do so during the Captive Broker Selection period, once a quarter (specific dates are announced in PeopleMatter). For more information on our Captive Brokers, please refer to the Stock Administration internal website.

IMPORTANT: If your signed Notice is not received by Stock Administration within 60 days from this email distribution, your Stock Option Grant may be cancelled.

Contact Stock Administration if you should have additional questions

BEA SYSTEMS, INC. 1997 STOCK INCENTIVE PLAN

NOTICE OF PERFORMANCE UNIT AWARD

Grantee’s Name and Address:	«FIRST_NAME» «MIDDLE_NAME» «LAST_NAME»
«ADDRESS_LINE_1» «ADDRESS_LINE_2»
«CITY», «STATE» «COUNTRY» «ZIP_CODE»
«EMAIL_ADDRESS»

You (the “Grantee”) have been granted a Performance Unit Award (the “Award”), subject to the terms and conditions of this Notice of Performance Unit Award (the “Notice”), the Bea Systems, Inc. 1997 Stock Incentive Plan, as amended from time to time (the “Plan”) and the Performance Unit Award Agreement (the “Agreement”) attached hereto, as follows. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.

Award Number	«NUM»
Date of Award	«AWARD_DATE»
Vesting Commencement Date	«VEST_BASE_DATE»
Total Number of Performance
Units Awarded (the “Units”)	«SHARES_GRANTED»

Vesting Schedule:

Subject to the Grantee’s Continuous Status as an Employee, Director or Consultant and other limitations set forth in this Notice, the Agreement and the Plan, the Units shall vest in accordance with the following schedule:

50% of the Units shall vest twelve (12) months after the Vesting Commencement Date and the remaining 50% of the Units shall vest twenty-four (24) months after the Vesting Commencement Date.

In the event of the Grantee’s change in status from Employee to Consultant or from an Employee whose customary employment is 20 hours or more per week to an Employee whose customary employment is fewer than 20 hours per week, the Units shall continue to vest in accordance with the Vesting Schedule.

For purposes of this Notice and the Agreement, the term “vest” shall mean, with respect to any Units, that such Units are no longer subject to forfeiture to the Company. If the Grantee would become vested in a fraction of a Unit, such Unit shall not vest until the Grantee becomes vested in the entire Unit.

Vesting shall cease upon the date of termination of the Grantee’s Continuous Status as an Employee, Director or Consultant (the “Termination Date”) for any reason, including death or Disability. In the event the Grantee’s Continuous Status as an Employee, Director or Consultant is terminated for any reason, including death or Disability, the unvested portion of the Award shall remain in effect for a period of one hundred eighty (180) days after the Termination Date and any unvested Units held by the Grantee immediately following such termination of Continuous Status as an Employee, Director or Consultant shall be deemed reconveyed to the Company on the date one hundred eighty (180) days after the Termination Date and the

Company shall thereafter be the legal and beneficial owner of such Units and shall have all rights and interest in or related thereto without further action by the Grantee.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Award is to be governed by the terms and conditions of this Notice, the Plan, and the Agreement.

BEA Systems, Inc., a Delaware corporation

By:	Mark Dentinger

Title:	Chief Financial Officer

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE UNITS SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE’S CONTINUOUS STATUS AS AN EMPLOYEE, DIRECTOR OR CONSULTANT (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OR ACQUIRING SHARES HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE AGREEMENT, NOR IN THE PLAN, SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO CONTINUATION OF THE GRANTEE’S CONTINUOUS STATUS AS AN EMPLOYEE, DIRECTOR OR CONSULTANT, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE GRANTEE’S CONTINUOUS STATUS AS AN EMPLOYEE, DIRECTOR OR CONSULTANT AT ANY TIME, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE GRANTEE’S STATUS IS AT WILL.

The Grantee acknowledges receipt of a copy of the Plan and the Agreement and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Agreement and the Plan. The Grantee hereby agrees that all questions of interpretation and administration relating to this Notice, the Plan and the Agreement shall be resolved by the Administrator in accordance with Section 9 of the Agreement. The Grantee further agrees to the venue selection and waiver of a jury trial in accordance with Section 10 of the Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

The Grantee further acknowledges that, from time to time, the Company may be in a “blackout period” and/or subject to applicable federal securities laws that could subject the Grantee to liability for engaging in any transaction involving the sale of the Company’s Shares. The Grantee further acknowledges and agrees that, prior to the sale of any Shares acquired under this Award, it is the Grantee’s responsibility to determine whether or not such sale of Shares will subject the Grantee to liability under insider trading rules or other applicable federal securities laws.

The Grantee understands that the Award is subject to the Grantee’s consent to access this Notice, the Agreement, the Plan and the Plan prospectus (collectively, the “Plan Documents”) in electronic form on the Company’s intranet. By signing below (or by providing an electronic signature) and accepting the grant of the Award, the Grantee: (i) consents to access electronic copies (instead of receiving paper copies) of the Plan Documents via the Company’s intranet; (ii) represents that the Grantee has access to the Company’s intranet; (iii) acknowledges receipt of electronic copies, or that the Grantee is already in possession of paper copies, of the Plan Documents; and (iv) acknowledges that the Grantee is familiar with and accepts the Award subject to the terms and provisions of the Plan Documents.

Dated:	Signed:
«FIRST_NAME» «MIDDLE_NAME» «LAST_NAME»

Award Number: «NUM»

BEA SYSTEMS, INC. 1997 STOCK INCENTIVE PLAN

PERFORMANCE UNIT AWARD AGREEMENT

1. Issuance of Units. BEA Systems, Inc., a Delaware corporation (the “Company”), hereby issues to the Grantee (the “Grantee”) named in the Notice of Performance Unit Award (the “Notice”), the Total Number of Performance Units Awarded set forth in the Notice (the “Units”), subject to the Notice, this Performance Unit Award Agreement (the “Agreement”) and the terms and provisions of the Company’s 1997 Stock Incentive Plan, as amended from time to time (the “Plan”), which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

2. Transfer Restrictions. The Units subject to this award (the “Award”) may not be transferred in any manner other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Grantee may designate a beneficiary of the Units in the event of the Grantee’s death on the beneficiary designation form attached hereto as Exhibit A. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and transferees of the Grantee.

3. Conversion of Units and Issuance of Shares. Upon each vesting date, one share of Common Stock shall be issuable for each Unit that vests on such date (the “Shares”), subject to the terms and provisions of the Plan and this Agreement. Thereafter, the Company will transfer such Shares to the Grantee upon satisfaction of any required tax or other withholding obligations. Any fractional Unit remaining after the Award is fully vested shall be discarded and shall not be converted into a fractional Share.

4. Corporate Transaction.

(a) Corporate Transaction. In the event of a Corporate Transaction and:

(i) for the portion of the Award that is Assumed or Replaced, then the Award (if Assumed), the replacement award (if Replaced), or the cash incentive program (if Replaced) automatically shall become fully vested, exercisable and payable for all of the Units at the time represented by such Assumed or Replaced portion of the Award, immediately upon termination of the Grantee’s Continuous Status as an Employee, Director or Consultant if such Continuous Status as an Employee, Director or Consultant is terminated by the Company or a Parent or Subsidiary of the Company without Cause within twelve (12) months after the Corporate Transaction or voluntarily by the Grantee with Good Reason within twelve (12) months after the Corporate Transaction; and

(ii) for the portion of the Award that is neither Assumed nor Replaced, such portion of the Award shall automatically become fully vested with respect to all of the Units at the time represented by such portion of the Award, immediately prior to the specified effective date of such Corporate Transaction, provided that the Grantee’s Continuous Status as an Employee, Director or Consultant has not terminated prior to such date.

(iii) In the event of a Corporate Transaction, all references to the Company shall be deemed to refer to the successor entity, if applicable.

(b) Termination of Continuous Status as an Employee, Director or Consultant Prior to a Corporate Transaction. Notwithstanding anything in this Agreement to the contrary, in the event the Grantee’s Continuous Status as an Employee, Director or Consultant is terminated and a Corporate Transaction occurs within one hundred eighty (180) days after the date of such termination, then the Award automatically shall become fully vested with respect to all of the Units at the time represented by the Award, immediately prior to the specified effective date of such Corporate Transaction provided that it is reasonably demonstrated by the Grantee that such termination of Continuous Status as an Employee, Director or Consultant (i) was at the request of a third party that has taken steps reasonably calculated to effect such Corporate Transaction or (ii) otherwise arose in connection with or anticipation of such Corporate Transaction.

(c) Definitions. Notwithstanding any definitions set forth in the Plan, the following definitions shall apply:

(i) “Assumed” means that pursuant to a Corporate Transaction either (A) the Award is expressly affirmed by the Company or (B) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award which at least preserve the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

(ii) “Replaced” means that pursuant to a Corporate Transaction the Award is replaced with a comparable stock award or a cash incentive program of the Company or its Parent which at least preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

(iii) “Cause” means:

(A) the willful and continued failure of the Grantee to perform substantially the Grantee’s duties with the Company or any Parent or Subsidiary of the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Grantee by the Board or the Chief Executive Officer of the Company that specifically identifies the manner in which the Board or the Chief Executive Officer of the Company believes that the Grantee has not substantially performed the Grantee’s duties, or

(B) the willful engaging by the Grantee in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company.

For purposes of this Section 4, no act, or failure to act, on the part of the Grantee shall be considered “willful” unless it is done, or omitted to be done, by the Grantee in bad faith or without reasonable belief that the Grantee’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer of the Company or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Grantee in good faith and in the best interests of the Company. The termination of the Grantee’s Continuous Status as an Employee, Director or Consultant shall not be deemed to be for Cause unless and until there shall have been delivered to the Grantee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board (excluding the Grantee, if the Grantee is a member of the Board) at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Grantee and the Grantee is given an opportunity, together with counsel for the Grantee, to be heard before the Board), finding that, in the good faith opinion of the Board, the Grantee is guilty of the conduct described in Section 4(c)(iii)(A) or 4(c)(iii)(B), and specifying the particulars thereof in detail.

(iv) “Corporate Transaction” means:

(A) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company;

(B) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 4, the following acquisitions shall not constitute a Corporate Transaction: (a) any acquisition directly from the Company, (b) any acquisition by the Company, (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any company controlled by, controlling or under common control with the Company or (d) any acquisition by any corporation pursuant to a transaction that complies with Sections 4(c)(iv)(C)(i), 4(c)(iv)(C)(ii) and 4(c)(iv)(C)(iii) below;

(C) the consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(D) individuals who, as of the Date of Award, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Date of Award whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(v) “Good Reason” means:

(A) the assignment to the Grantee of any duties inconsistent in any respect with the Grantee’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities immediately prior to the Corporate Transaction, or any other diminution in such position, authority, duties or responsibilities (whether or not occurring solely as a result of the Company’s ceasing to be a publicly traded entity), excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and that is remedied by the Company promptly after receipt of notice thereof given by the Grantee;

(B) a reduction in the Grantee’s base salary to a level below that in effect at any time within six (6) months preceding the consummation of a Corporate Transaction or at any time thereafter; provided that an across-the-board reduction in the salary level of substantially all other individuals in positions similar to the Grantee’s by the same percentage amount shall not constitute such a salary reduction; and

(C) the Company’s requiring the Grantee (i) to be based at any office or location outside a 55-mile radius from the Grantee’s job location immediately prior to the Corporate Transaction, or (iii) to travel on Company business to a substantially greater extent than required immediately prior to the Corporate Transaction.

For purposes of this Section 4, any good faith determination of Good Reason made by the Grantee shall be conclusive. The Grantee’s mental or physical incapacity following the occurrence of an event described above in clauses (A) through (C) shall not affect the Grantee’s ability to terminate Continuous Status as an Employee, Director or Consultant for Good Reason.

5. Right to Shares. The Grantee shall not have any right in, to or with respect to any of the Shares (including any voting rights or rights with respect to dividends paid on the Common Stock) issuable under the Award until the Award is settled by the issuance of such Shares to the Grantee.

6. Taxes.

(a) Generally. The Grantee is ultimately liable and responsible for all taxes owed by the Grantee in connection with the Award, regardless of any action the Company or any Subsidiary of the Company takes with respect to any tax withholding obligations that arise in connection with the Award. Neither the Company nor any Subsidiary of the Company makes any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or vesting of the Award or the subsequent sale of Shares issuable pursuant to the Award. The Company and its Subsidiaries do not commit and are under no obligation to structure the Award to reduce or eliminate the Grantee’s tax liability. As a condition and term of this Award, no election under Section 83(b) of the Code may be made by the Grantee or any other person with respect to all or any portion of the Award.

(b) Payment of Withholding Taxes. Prior to any event in connection with the Award (e.g., vesting) that the Company determines may result in any tax withholding obligation, whether non-U.S., federal, state or local, including any employment tax obligation (the “Tax Withholding Obligation”), the Grantee must arrange for the satisfaction of the minimum amount of such Tax Withholding Obligation in a manner acceptable to the Company.

(i) By Share Withholding. Unless the Company determines to satisfy the Tax Withholding Obligation in accordance with clause (ii) below, the Company shall withhold from those Shares issuable to the Grantee the whole number of Shares sufficient to satisfy the minimum applicable Tax Withholding Obligation. The Grantee acknowledges that the withheld Shares may not be sufficient to satisfy the Grantee’s minimum Tax Withholding Obligation. Accordingly, the Grantee agrees to pay to the Company or any Subsidiary of the Company as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the withholding of Shares described above.

(ii) By Sale of Shares. The Grantee’s acceptance of this Award constitutes the Grantee’s authorization to the Company and any brokerage firm determined acceptable to the Company for such purpose to sell on the Grantee’s behalf a whole number of

Shares from those Shares issuable to the Grantee as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the minimum applicable Tax Withholding Obligation. Such Shares will be sold on the day such Tax Withholding Obligation arises (e.g., a vesting date) or as soon thereafter as practicable. The Grantee will be responsible for all broker’s fees and other costs of sale, and the Grantee agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed the Grantee’s minimum Tax Withholding Obligation, the Company agrees to pay such excess in cash to the Grantee. The Grantee acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the Grantee’s minimum Tax Withholding Obligation. Accordingly, the Grantee agrees to pay to the Company or any Subsidiary of the Company as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the sale of Shares described above. The sale of Shares may be used by the Company, in the exercise of its discretion (subject to Applicable Laws), to satisfy the minimum Tax Withholding Obligation of the Grantee.

7. Entire Agreement: Governing Law. The Notice, the Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. These agreements are to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Should any provision of the Notice or this Agreement be determined to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

8. Construction. The captions used in the Notice and this Agreement are inserted for convenience and shall not be deemed a part of the Agreement for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

9. Administration and Interpretation. Any question or dispute regarding the administration or interpretation of the Notice, the Plan or this Agreement shall be submitted by the Grantee or by the Company to the Administrator. The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

10. Venue and Waiver of Jury Trial. The Company, the Grantee, and the Grantee’s assignees pursuant to Section 2 (the “parties”) agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Agreement shall be brought in the United States District Court for the Northern District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of San Francisco) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 10 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

11. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

12. Data Privacy. The Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Grantee’s personal data as described in this Agreement by and among, as applicable, the Grantee’s employer, the Company, its Subsidiaries and its affiliates for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan. The Grantee understands that the Company and the Grantee’s employer may hold certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social security/insurance number or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all awards or any other entitlement to shares awarded, canceled, vested, unvested or outstanding in the Grantee’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). The Grantee understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Grantee’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Grantee’s country. The Grantee understands that the Grantee may request a list with the names and addresses of any potential recipients of the Data by contacting the Grantee’s local human resources representative. The Grantee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Grantee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker, escrow agent or other third party with whom the Shares received upon vesting of the Units may be deposited. The Grantee understands that Data will be held only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan. The Grantee understands that the Grantee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Grantee’s local human resources representative. The Grantee understands that refusal or withdrawal of consent may affect the Grantee’s ability to participate in the Plan. For more information on the consequences of the Grantee’s refusal to consent or withdrawal of consent, the Grantee understands that the Grantee may contact the Grantee’s local human resources representative.

END OF AGREEMENT

EXHIBIT A

BEA SYSTEMS, INC.

Performance Unit Beneficiary Designation

In the event of my death prior to the settlement of my currently outstanding or subsequently issued Performance Units (the “Units”) under any existing or subsequently adopted stock incentive plan of BEA Systems, Inc. or its successor in interest (the “Company”) (whether adopted by the Company or assumed by the Company in connection with a merger, acquisition or other similar transaction) or issued to me by the Company outside of any such stock plan, and in lieu of disposing of my interest,1 if any, in the Units at the time of my death by my will or the laws of intestate succession, I hereby designate the following persons as Primary Beneficiary(ies) and Contingent Beneficiary(ies) of my interest in the Units:

Primary Beneficiary(ies) (Select only one of the three alternatives)

	☐ (a) Individuals and/or Charities	% Share

1)	Name	_______

Address

2)	Name	_______

Address

☐ (b) Residuary Testamentary Trust

In trust, to the trustee of the trust named as the beneficiary of the residue of my probate estate.

☐ (c) Living Trust

(or any successor), as Trustee of the

(print name of present trustee)

Trust, dated

(print name of trust) (fill in date trust was established)

[1]	A married grantee whose Units are community property may dispose only of his or her own interest in the Units. In such cases, the grantee’s spouse may (a) consent to the grantee’s designation by signing the Spousal Consent or (b) designate the grantee or any other person(s) as the beneficiary(ies) of his or her interest in the Units on a separate Beneficiary Designation.

Contingent Beneficiary(ies) (Select only one of the three alternatives)
	☐ (a) Individuals and/or Charities	% Share

1)	Name	_________

Address

2)	Name	_________

Address

☐ (b) Residuary Testamentary Trust

In trust, to the trustee of the trust named as the beneficiary of the residue of my probate estate.

☐ (c) Living Trust

(or any successor), as Trustee of the
(print name of present trustee)

Trust, dated
(print name of trust) (fill in date trust was established)

Should all the individual Primary Beneficiary(ies) fail to survive me or if the trust named as the Primary Beneficiary does not exist at my death (or no will of mine containing a residuary trust is admitted to probate within six months of my death), the Contingent Beneficiary(ies) shall be entitled to my interest in the Units for the shares indicated. Should any individual beneficiary fail to survive me or a charity named as a beneficiary no longer exist at my death, such beneficiary’s share shall be divided among the remaining named Primary or Contingent Beneficiaries, as appropriate, in proportion to the percentage shares I have allocated to them. In the event that no Individual Primary Beneficiary(ies) or Contingent Beneficiary(ies) survives me, no trust (excluding a residuary testamentary trust) or charity named as a Primary Beneficiary or Contingent Beneficiary exists at my death, and no will of mine containing a residuary trust is admitted to probate within six months of my death, then my interest in the Units shall be disposed of by my will or the laws of intestate succession, as applicable.

This Beneficiary Designation is effective regardless of whether I have deferred receipt of any or all of the Units. This Beneficiary Designation is effective until I file another such designation with BEA Systems, Inc. Any previous Beneficiary Designations are hereby revoked.

Submitted by:	Accepted by:

☐ Grantee ☐ Grantee’s Spouse	BEA Systems, Inc.

(Signature)	By:
Its:

Date:	Date:

Spousal Consent for Units that are Community Property (necessary if separate beneficiary designation is not filed by Spouse):

I hereby consent to this Beneficiary Designation and agree that this designation of beneficiaries provided herein shall apply to my community property interest in the Units. This consent does not apply to any subsequent Beneficiary Designation which may be filed by my spouse. This consent may be revoked by me at any time, whether by filing a Beneficiary Designation disposing of my interest in the Units or by filing a written notice of revocation with the Company.

(Signature of Spouse)

Date:

Spousal Consent for Units that are not Community Property (necessary if beneficiary is other than Spouse):

I hereby consent to this Beneficiary Designation. This consent does not apply to any subsequent Beneficiary Designation which may be filed by my spouse.

(Signature of Spouse)

Date:

Restricted Stock Units – Frequently Asked Questions

1)	What is a Restricted Stock Unit? A Restricted Stock Unit is a promise to issue stock in the future. The stock is not issued or outstanding until both the vesting and the release of the shares have occurred. Vesting and release can occur at the same time or at different times, however, at BEA the vesting and release will be at the same time – 2 cliff vest dates, 50% at each 12-month anniversary. At BEA, one Unit is defined as one share of common stock.

2)	What is the difference between Restricted Stock and a Restricted Stock Unit? The primary differences are related to timing. With Restricted Stock Awards, the stock is issued at the time of grant and held in escrow until it is vested. Ownership and dividend rights occur at the time of grant. The taxation of Restricted Stock may occur at time of grant or upon vest – at the employee’s determination. The employee may choose to take the tax hit at the time of grant by filing an 83(b) election and paying the related taxes. This election is risky and there is no relief if the employee leaves prior to the vesting. If the election is not timely filed, then the tax liability will occur at the time of vesting. In addition, there is a risk of forfeiture until the vesting period has lapsed.

By comparison, when an employee receives a Restricted Stock Unit award, the stock is not issued or held until the vest/release date. Consequently, it is the vest/release of the shares, which triggers the tax liability as well as the ownership and dividend rights. Restricted Stock Units are more simplified from a tax impact because the liability will only occur when the stock is delivered and recipients do not have to take the risk of choosing the tax event date.

3)	How does the Restricted Stock Unit work? In the most simplified terms, the RSU will work as follows: 1) The Restricted Stock Unit is awarded to the employee who signs and returns the agreement to Stock Admin. 2) One year later, on the first anniversary of the award date, 50% of the shares will be released to the employee upon payment of the tax liability. 3) The employee now has ownership rights and the capital gains holding period begins for the first 50% of the award. If the employee leaves prior to the vest date, no shares are released. 4) On the 2nd anniversary, the remaining 50% of shares are released - following the payment of the tax liability. If the employee leaves the company prior to the vest date, then the shares are not released.

4)	Am I required to sign and return the Restricted Stock Unit Agreement? Yes, all employees are required to sign and return to Stock Administration. The signed agreement may be faxed or mailed; however, it is not necessary to send via priority or overnight mail delivery.

5)	Do I have to pay for the stock? No, there is no price per share. The only payment due upon vest/release date of the stock is the taxes.

6)	What is the tax impact of the RSU? Ordinary income taxes are due on the day of vesting. The liability is equal to the fair market value on the date of vest, times the number of shares vested. The taxes are due on this day - no exceptions permitted. (See the attached examples.) The holding period for Long-Term Capital Gains treatment begins with the issuance of the stock.

7)	Can I choose how and when to pay the taxes? No, the total amount due for taxes will be settled by a forced sale of the stock on the day of vest. Stock Administration will work with the broker to ensure that the correct numbers of shares necessary are sold. Employees will have the remaining shares deposited into their account.

8)	Will I be required to hold the shares for a specified period of time? No, BEA does not place holding requirements on the stock once the tax liabilities are settled. The remaining stock may be held or sold at the employee’s discretion.

9)	Will I have access to the view the RSU on-line? Yes, the RSU will be visible on-line through Etrade only. This broker is the only one with the capability to show these awards. You may also request a copy of your statement from Stock Administration.

10)	When will I receive the stock? The stock will be released to your captive broker as soon as it has vested. The award will vest in two separate cliff increments, 50% on each of two 12-month anniversaries.

EXAMPLE

FACTS:

RSU Award: 15,000

Date of Award: November 16, 2004

Cost per Unit: $0.00

Tax Rate Assessed*: 40%

1st Vest Date: November 16, 2005

Vest Amount (50%): 7,500

Market Value*: $9.00

2nd Vest Date: November 16, 2006

Vest Amount (50%) = 7,500

Market Value*: $10.00

___________

*  for illustration purposes only

Tax Effect 1st Vest Date:

    November 16, 2005            RSUs Released = 7,500

Calculation of Ordinary Income:

    7,500 * $9.00 = $67,500.

    Ordinary Income $67,500.

    Taxes* @ 40% = $27,000.

    Net Gain: $67,500 – $27,000 = $40,500

Calculation of Shares Sold:

    Total Tax Liability: $27,000

    $27,000 / $9.00 = 3,000 (rounded down)

    (liability / market value = shares sold)

Net Impact

    Shares released: 7,500 – 3,000 = 4,500

    Net Value of Released RSUs: 4,500 * $9.00 = $40,500

    Total Value Shares Sold: 3,000 * $9.00 = $27,000

Tax Effect 2nd Vest Date:

    November 16, 2006            RSUs Released = 7,500

Calculation of Ordinary Income:

    7,500 * $10.00 = $75,000.

    Ordinary Income $75,000.

    Taxes @ 40% = $30,000.

    Net Gain: $75,000 – $30,000 = $45,000.

Calculation of Shares Sold:

    Total Tax Liability: 30,000.

    $30,000 / $10.00 = 3,000 (rounded down)

    (liability/market value = shares sold)

Net Impact

Shares released: 7,500 – 3000 = 4,500

Net Value of Released RSUs: 4,500 * $10.00 = $45,000.

Total Value Shares Sold: 3,000 * $10.00 = $30,000

BEA Systems, Inc.

Stock Plan Administration

2315 North First Street

San Jose, CA 95131

Phone: 408-570-8600

FAX: 408-570-8970

Dear «FIRST_NAME»,

Congratulations on your Stock Option Award!

BEA now offers employees on-line viewing and acceptance of Stock Options using E*Trade’s On-Line Acceptance system. You must have an activated E*Trade account in order to view and accept your stock option on-line.

Alternatively, you may review, print, sign and fax the Notice of Stock Option Grant and Agreement according to the instructions towards the bottom of this page.

To activate your E*Trade account now:

•	Go to www.etrade.com/stockplans and select “Get started by activating your account”. Follow the online instructions that will guide you through the steps to activate your account. You may have to create a new Authentication Code so if you have misplaced or never received your Authentication Code, please request a new Authentication Code by clicking on “Need a new authentication code?”. Once you have activated your account you will have 24/7 access to view and accept future stock option awards, view and trade ESPP shares deposited with E*Trade, and exercise your stock options online. Certain restrictions may apply subject to local laws.

To accept your stock option on-line:

•	Log in to E*Trade’s website at www.etrade.com and click on the Accounts tab at the top of the page (if not already chosen for you). Then click on Stock Plan (BEAS). See this outlined below in red on the screen shot. This will display your stock options awarded to you and you will see the stock option that states “Requires Acceptance”, click on this link. You have to open and all documents included in the grant package to successfully accept your stock option.

•	By accepting this agreement on-line, you and BEA agree that this award is granted under and governed by the terms and conditions of the 1997 Stock Incentive Plan (France Sub-Plan), as amended, and the Stock Option Award Agreement, both of which are made a part of the online documentation and this email notification.

To FAX in your acceptance of this stock option please take the following actions:

•	PRINT, SIGN, and FAX a copy of the Notice of Stock Option Grant and Agreement to 1-408-570-8970.

IF YOU HAVE ANY QUESTIONS PLEASE DIRECT THEM TO:

EMAIL: STOCK-ADMIN@BEA.COM                                                                  PHONE: 1-408-570-8600

BEA Systems, Inc.

Stock Plan Administration

2315 North First Street

San Jose, CA 95131

Phone: 408-570-8600

FAX: 408-570-8970

Email: stock-admin@bea.com

NOTICE OF GRANT OF STOCK OPTIONS

AND OPTION AGREEMENT

«FIRST_NAME» «LAST_NAME»

«ADDRESS_LINE_1» «ADDRESS_LINE_2»

«ADDRESS_LINE_3»

«CITY», «STATE» «ZIP_CODE»

«COUNTRY»

«EMAIL_ADDRESS»

Option Number: «NUM»

Plan: 1997

Effective, «OPTION_DATE» you have been granted a Non-Qualified Stock Option to buy «SHARES_GRANTED» shares of BEA Systems, Inc. common stock at $«OPTION_PRICE» per share.

The total option price of the shares granted is $«TOTAL_OPTION_PRICE».

Twenty-five percent (25%) of the Total Shares will vest and may be exercised on the first anniversary date (the vest type below “On Vest Date”) of the Grant Date and, thereafter, an additional 1/48th of the Total Shares shall vest monthly and may be exercised upon each of the 36 monthly anniversaries (the vest type below “Monthly”). This described below:

Shares	Vest Type	Full Vest	Expiration
«SHARES_PERIOD_1»	«VEST_TYPE_PERIOD_1»	«VEST_DATE_PERIOD_1»	«EXPIRATION_DATE_PERIOD_1»
«SHARES_PERIOD_2»	«VEST_TYPE_PERIOD_2»	«VEST_DATE_PERIOD_2»	«EXPIRATION_DATE_PERIOD_2»

By your signature below, you and BEA agree that these options are granted under and governed by the terms and conditions of the BEA 1997 Stock Incentive Plan and the Option Agreement. The Option Agreement is a part of your Grant Notice package and the 1997 Stock Incentive Plan is located on the Stock Administration web site located at: http://myhr.beasys.com:7501/hr/stock/index.jsp.

Please print one copy of this agreement, sign and fax back to Stock Administration within 60 days of receipt of this Notice to 408/570-8970.

«FIRST_NAME» «LAST_NAME»	«OPTION_DATE»

BEA SYSTEMS, INC. 1997 STOCK INCENTIVE PLAN STOCK OPTION AGREEMENT

Grant of Option. BEA grants to the Optionee the Option as set forth in the Notice. If designated in the Notice as an Incentive Stock Option (“ISO”), the Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 rule of Section 422(d) of the Code, the Option shall be treated as a Non-Qualified Stock Option.

Exercise of Option.

Right to Exercise. The Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice. The Option shall be subject to the provisions of Section 11 of the Plan relating to the exercisability or termination of the Option in the event of a Corporate Transaction, Change in Control or Subsidiary Disposition. No partial exercise of the Option may be for less than 5 percent of the Number of Shares subject to the option or the remaining Number of Shares subject to the Option. In no event shall the Company issue fractional Shares. The number of Shares exercisable on a given day is the total number of Shares vested on that day less the total number of Shares previously exercised.

Method of Exercise. The Option shall be exercisable only by delivery of an Exercise Form (available on BEA’s Internal Web - Administration, Stock Information, Employee Stock Option Plan). The Exercise Form shall be signed by the Optionee and delivered to the person indicated on the Exercise Form accompanied by payment, when appropriate, of the Exercise Price.

Taxes. No Shares will be issued to the Optionee or other person pursuant to the exercise of the Option until the Optionee or other person has made arrangements acceptable to the Administrator for the satisfaction of foreign, federal, state and local income and employment tax withholding obligations, if any.

Method of Payment. Payment of the Exercise Price shall be in U.S. dollars to BEA by any of the following, or a combination thereof, at the election of the Optionee; provided, however, that such exercise method does not then violate an Applicable Law: personal check, bank draft, postal or express money order, or a same-day sale exercise through Alex. Brown & Sons or other brokerage firm determined by the Administrator.

Change in Relationship.

Leave of Absence. During any authorized leave of absence, the vesting of the Option as provided in the Vesting Schedule shall cease after the leave of absence exceeds 90 days. Vesting of the Option shall resume upon the Optionee’s termination of the leave and return to service with BEA or a Related Entity. Notwithstanding the forgoing two sentences, during any authorized Personal Leave of Absence the vesting of the Option as provided in the Vesting Schedule shall cease upon the Optionee’s start of such leave and shall resume upon the termination of such leave and the Optionee’s return to service with BEA or a Related Entity, and no credit shall be given for any time that would otherwise have contributed to vesting during such leave. The policies and practices contained in this document may not conflict with statutory requirements in any country to which an employee is assigned. In the event of a conflict, host-country statutory requirements will prevail. Situations not specifically included in these guidelines will be treated according to local custom and competitive practice.

Change in Status. In the event of the Optionee’s change in status from Employee to Consultant or Consultant to Employee, the Option shall remain in effect. However, when the change in status is from Employee to Consultant, the vesting of the Option shall continue only to the extent determined by the Administrator and the Optionee’s Incentive Stock Option shall cease to be treated as an Incentive Stock Option and shall be treated as a Non-Qualified Stock Option on the day 3 months and one day following such change in status.

Termination. In the event the Optionee’s Continuous Status as an Employee, Director or Consultant terminates for reasons other than disability or death, the Optionee may, to the extent otherwise so entitled at the date of such termination (the “Termination Date”), exercise the Option within 3 months from the Termination Date (but in no event later than the Expiration Date).

Disability. In the event the Optionee’s Continuous Status as an Employee, Director or Consultant terminates as a result of his or her disability, the Optionee may, but only within 12 months from the Termination Date (and in no event later than the Expiration Date), exercise the Option to the extent otherwise entitled to exercise it on the Termination Date; provided, however, that if such disability is not a “disability” as defined in Section 22(e)(3) of the Code and the Option is an Incentive Stock Option, such Incentive Stock Option shall cease to be treated as an Incentive Stock Option and shall be treated as a Non-Qualified Stock Option on the day 3 months and one day following the Termination Date.

Death. In the event of the Optionee’s death, the Option may be exercised at any time within 12 months following the date of death (and in no event later than the Expiration Date), by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee could exercise the Option at the date of death. In addition, for Options granted after February 1, 2002, if the Optionee’s death is a result of an incident that is work related, whereas “work related” encompasses business travel and the performance of one’s duties in a business setting, any unvested shares as of the date of Death will be accelerated to fully vested status. In cases where it is unclear whether an incident is work related, the final determination will be made by the Board of Directors.

Term of Option. The Option may be exercised no later than the Expiration Date set forth in the Notice. To the extent that the Optionee was not entitled to exercise the Option on the Termination Date or on the date of death, or if the Option is not exercised within the time specified above, the Option shall terminate.

Transferability of Option. The Option, if an Incentive Stock Option, may not be transferred in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The Option, if a Non-Qualified Stock Option, may be transferred by the Optionee in a manner and to the extent acceptable to the Administrator as evidenced by a writing signed by BEA and the Optionee. The terms of the Option shall be binding upon the executors, administrators, heirs and successors of the Optionee.

Interpretation. Any dispute regarding the interpretation of the Notice, the Plan, and this Option Agreement shall be submitted by the Optionee or by BEA to the Board or the Administrator that administers the Plan, which shall review such dispute at its next regular meeting. The resolution of such dispute by the Board or the Administrator shall be final and binding on all persons.

No Effect on Employment or Consultancy. The vesting of Shares is earned only by continuing employment or consultancy at the will of BEA (not through being hired, being granted the Option or acquiring Shares). Nothing in the Notice, Option Agreement or the Plan shall confer upon the Optionee any right with respect to continuation of employment or consultancy by BEA, nor shall it interfere in any way with the Optionee’s right or BEA’s right to terminate the Optionee’s employment or consultancy at any time, with or without cause.

Entire Agreement: Governing Law. The Notice, the Plan, and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter and supersede in their entirety all prior undertakings and agreements of BEA and the Optionee with respect to the subject matter in the Agreement, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by BEA and the Optionee. These instruments are governed by California law except for that body of law pertaining to conflict of laws.